                                                                     EXHIBIT (i)

                MONTHLY CERTIFICATEHOLDERS' STATEMENT
                     Discover Card Master Trust I
                   Series 1995-2 Monthly Statement
                 Class A Certificate CUSIP #25466KAQ2
                 Class B Certificate CUSIP #25466KAR0


Trust Distribution Date: January 15, 1997   Due Period Ending: December 31, 1996

Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1995-2                                  Total           Interest          Principal
        Class A       30 days at 6.550000000%     $5.458333333    $5.458333333      $0.000000000

        Class B       30 days at 6.750000000%     $5.625000000    $5.625000000      $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $5,972,727,873.56

     Total Master Trust                                $18,248,524,549.56


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1995-2 Investor Interest                      $526,316,000.00

 (e) Class A Investor Interest                            $500,000,000.00

     Class B Investor Interest                             $26,316,000.00


3.   Allocation of Receivables Collected During the Due Period

                                                                 Finance Charge            Principal                Yield
                                                                  Collections             Collections             Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                                $203,762,025.47       $1,590,593,744.12            $0.00

     Seller                                                        $40,322,815.77         $314,765,316.88            $0.00

 (b) Group One Allocation                                         $168,882,301.66       $1,318,317,934.31            $0.00

 (c) Group Two Allocation                                          $34,879,723.81         $272,275,809.81            $0.00

 (d) Series 1995-2 Allocations                                      $8,738,237.32          $68,211,854.38            $0.00

 (e) Class A Allocations                                            $8,298,884.60          $64,782,208.07            $0.00

     Class B Allocations                                              $439,352.72           $3,429,646.31            $0.00


4. Information Concerning the Series Principal Funding Accounts ("SPFA") Deposits into the SPFAs

                            This Due      Total        Deposit Deficit     Investment
                              Period     Deposits          Amount            Income
     Series 1995-2          $0.00         $0.00             0.00              $0.00


5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                       Total Payments
                              Amount Paid        Deficit Amount        Through This
                            This Due Period     This Due Period         Due Period
     Series 1995-2                    $0.00             $0.00                $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                          Deposits Into the
                                             SIFAs This
                                             DuePeriod                 SIFA Balance
     Series 1995-2                          $2,877,194.17                   $14,385,970.85

7.   Pool Factors

                                                        This Due Period

     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount

                                                                     Cumulative
                                                                      Investor
                                                                     Charged-Off
                                        This Due Period               Amount
 (a) Group One                           $64,588,444.14                    $0.00

 (b) Group Two                           $13,339,628.08                    $0.00

 (c) Series 1995-2                        $3,341,908.23                    $0.00

 (d) Class A                              $3,173,879.32                    $0.00

     Class B                                $168,028.91                    $0.00

9.   Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                  Original Invested
                                                Total              Principal
 (a) Group One                                    $0.00                  $0.00

 (b) Group Two                                    $0.00                  $0.00

 (c) Series 1995-2                                $0.00                  $0.00

 (d) Class A                                      $0.00                  $0.00

     Class B                                      $0.00                  $0.00

10.  Reimbursement of Investor Losses This Due Period           Per $1,000 of
                                                                Original Invested
                                                Total            Principal
 (a) Group One                                    $0.00               $0.00

 (b) Group Two                                    $0.00               $0.00

 (c) Series 1995-2                                $0.00               $0.00

 (d) Class A                                      $0.00               $0.00

     Class B                                      $0.00               $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses            Per $1,000 of
                                                                 Original Invested
                                                Total             Principal
 (a) Group One                                    $0.00               $0.00

 (b) Group Two                                    $0.00               $0.00

 (c) Series 1995-2                                $0.00               $0.00

 (d) Class A                                      $0.00               $0.00

     Class B                                      $0.00               $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1995-2                                          $877,193.33

 (d) Class A                                                $833,333.33

     Class B                                                 $43,860.00


13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                                Total       Invested Amount
      Series 1995-2 Class B               $34,210,540.00         6.8421%


14.  Total Available Credit Enhancement Amounts

                                           Shared Amount         Class B Amount
     Maximum Amount                                $0.00            $15,789,480.00

     Available Amount                              $0.00            $15,789,480.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                          $0.00                     $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $18,529,405,480.38

                         Delinquent Amount             Percentage of Ending
     Payment Status      Ending Balance                Receivables Outstanding
     30-59 days          $541,974,352.20                         2.92%

     60-179 days         $825,183,654.21                         4.45%





                                  FIRST BANK NATIONAL ASSOCIATION
                                  as Trustee


                              BY:
                                  -----------------------------

                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on January 15, 1997:

1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                                           $2,149,443,902.24

4.   The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                              $64,782,208.07

5.   The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                                        $8,298,884.60

6 a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                                       $0.00

6 b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                                         $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                              $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                        $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                          $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                                             $0.00


9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                                $3,429,646.31

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                           $439,352.72

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                        $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                          $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                $0.00
          is equal to


     (b)  with respect to the Class B Cumulative Investor Charged-Off                                          $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                            $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                              $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -----------------------------------
                          Vice President, Director of Accounting,
                          and Treasurer